Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeff Kelley

SVP, Head of Marketing

+1.630.577.9687

media@calamos.com

Calamos Asset Management, Inc. Reports

Second Quarter 2016 Results and Declares Dividend

NAPERVILLE, Ill., July 28, 2016 – Calamos Asset Management, Inc. (NASDAQ: CLMS), representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Calamos Asset Management, Inc. (CAM) and Calamos Investments LLC together operate a diversified global investment firm offering U.S. growth equity, global equity, convertible, multi-asset and alternative strategies, and today reported consolidated results for second quarter 2016 and comparative periods.

Highlights

GAAP diluted earnings per share was $0.01 for the second quarter of 2016 compared with GAAP diluted loss per share of $0.08 in the previous quarter and GAAP diluted earnings per share of $0.11 in the second quarter of 2015. The increase in GAAP diluted earnings per share in the second quarter of 2016 compared with the first quarter was the result of lower non-operating income in the first quarter and income tax expense related to the expiration of employee stock options that occurred in the first quarter. Net income attributable to CAM was $224,000 for the quarter compared with net loss attributable to CAM of $1.3 million last quarter and net income attributable to CAM of $2.0 million in the second quarter of 2015.

Non-GAAP diluted earnings per share was $0.14 for the second quarter compared with $0.09 in the previous quarter and $0.21 in the second quarter of 2015.1 The increase in non-GAAP diluted earnings per share in the second quarter 2016 compared with the first quarter 2016 was the result of income tax expense related to the expiration of employee stock options in the first quarter previously noted above. Non-GAAP net income attributable to CAM was $2.3 million for the quarter compared with $1.6 million last quarter and $3.9 million in the second quarter of 2015.

[1]	See Table A and Table A – Notes for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.

Assets Under Management2 were $20.1 billion at June 30, 2016 compared with $21.0 billion at the end of last quarter and $24.4 billion at June 30, 2015. Net outflows were $1.0 billion for the quarter compared with net outflows of $426 million in the previous quarter and net outflows of $122 million in the second quarter of 2015.

Total revenues for the current quarter were $48.3 million compared with $48.5 million in the previous quarter and $60.4 million in the second quarter a year ago. Operating margin was 5.2% for the second quarter, 8.8% in the previous quarter and 23.4% in the second quarter of 2015.

The Board of Directors of CAM declared a regular quarterly dividend of 15 cents per share payable on August 23, 2016 to shareholders of record on August 9, 2016.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
(in millions)
Ending Assets Under Management	$20,149	$21,020	$24,432
Average Assets Under Management	$20,622	$20,632	$24,763
Net Flows	($1,012)	($426)	($122)

(in thousands, except earnings per share)
Total revenues	$48,274	$48,501	$60,351
Total operating expenses	$45,756	$44,213	$46,259
Operating income	$2,518	$4,288	$14,092
Operating margin	5.2%	8.8%	23.4%
Net income (loss) attributable to CAM	$224	($1,322)	$2,033
Non-GAAP net income attributable to CAM	$2,325	$1,622	$3,911
Diluted earnings (loss) per share	$0.01	($0.08)	$0.11
Non-GAAP diluted earnings per share	$0.14	$0.09	$0.21

Business Commentary

The company further deepened and strengthened the executive team with two seasoned executives joining in the second quarter of 2016. Announced in March 2016, but effective April 4, John S. Koudounis became Chief Executive Officer and is responsible for executing the company’s growth strategy and expanding the company’s global footprint. On June 30, Thomas E. Herman joined the company as Chief Financial Officer, leading all finance, accounting and tax areas of the company and of the Calamos funds. Mr. Herman has more than 30 years of experience, having spent six years with Harris Associates, where he was CFO and Treasurer. In that role, he identified and implemented improvement opportunities to grow the business, improve productivity and reduce cost. Previously, he was Senior Vice President, CFO and Treasurer at Ariel Investments.

[2]	Assets Under Management do not include $478 million, $531 million, and $680 million as of June 30, 2016, March 31, 2016, and June 30, 2015, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

As part of its strategic plan to promote retention and succession planning, during the second quarter the company began accruing for both short-term and long-term incentives that have been awarded to certain key investment personnel and officers.

Also during the quarter, the company initiated a product rationalization plan, announcing the liquidations or mergers of certain products that had not gained traction in the marketplace. Such product rationalizations should enable the company to more effectively allocate resources and deploy capital.

Assets Under Management and Flows

Assets Under Management as of June 30, 2016 were $20.1 billion, a decrease of $871 million from the end of the first quarter.

•	For the quarter, net outflows were $1.0 billion and market appreciation was $141 million.

•	Fund net outflows were $488 million for the quarter, primarily driven by outflows from the U.S. equity and global equity strategies.

•	For the second quarter of 2016, net outflows from separate accounts were $524 million driven by outflows from the U.S. equity strategy.

Financial Discussion – Second Quarter 2016 compared with Second Quarter 2015

Operating Income

Second quarter 2016 revenues of $48.3 million decreased $12.1 million from second quarter 2015 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the second quarter were $45.8 million compared with $46.3 million in the second quarter of 2015 as lower distribution expenses and marketing and sales promotion expenses were mostly offset by a $3.2 million increase in compensation expense. The increase in compensation expense was primarily due to the short-term and long-term incentives that have been awarded to key investment personnel and officers as well as increases in other salary and related benefit expenses. Operating margin was 5.2% for the second quarter, down from 23.4% in the second quarter of 2015.

Non-Operating Income

GAAP non-operating income was $1.6 million for the second quarter of 2016 compared with a loss of $29,000 for the second quarter of 2015, as presented in Table B. Non-GAAP non-operating loss, net of redeemable non-controlling interest in consolidated funds and partnerships3 was $1.2 million during the second quarter of 2016 compared with non-GAAP non-operating income, net of redeemable non-controlling interest in consolidated funds and partnerships, of $0.5 million for the second quarter of 2015.

[3]	Management believes non-GAAP non-operating income/(loss), net of redeemable non-controlling interest in consolidated funds and partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

Financial Position

As of June 30, 2016, the corporate investment portfolio was $352.5 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries and to invest in other corporate strategic initiatives.

At the end of the second quarter, total long-term debt was $46.0 million and total equity was $346.6 million. In July, the company repaid its $46.0 million of long-term debt and incurred a make whole payment of approximately $4.9 million using the liquidity of its consolidated balance sheet.

Market Capitalization

As of June 30, 2016, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Because of our ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 3:30 p.m. Central Time on Thursday, July 28, 2016. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 800.723.6604 in the U.S. or Canada (785.830.7977 internationally), then entering conference ID #5020466. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #5020466. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including U.S. growth equity, global equity, convertible, multi-asset and alternatives. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London, New York, San Francisco, and the Miami area. For more information, please visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Revenues
Investment management fees	$39,452	$39,548	$48,962
Distribution and underwriting fees	8,288	8,421	10,747
Other	534	532	642

Total revenues	48,274	48,501	60,351

Expenses
Employee compensation and benefits	25,000	24,417	21,848
Distribution expenses	8,295	8,457	10,489
Marketing and sales promotion	3,216	2,695	4,330
General and administrative	9,245	8,644	9,592

Total operating expenses	45,756	44,213	46,259

Operating income	2,518	4,288	14,092
Non-operating income (loss)	1,628	(14,320)	(29)

Income (loss) before income tax provision	4,146	(10,032)	14,063
Income tax provision	161	758	1,275

Net income (loss)	3,985	(10,790)	12,788
Net (income) loss attributable to non-controlling interest in Calamos Investments LLC	(903)	2,390	(11,249)
Net (income) loss attributable to redeemable non-controlling interest in consolidated funds and partnership investments	(2,858)	7,078	494

Net income (loss) attributable to CAM	$224	($1,322)	$2,033

Earnings (loss) per share:
Basic	$0.01	($0.08)	$0.11

Diluted	$0.01	($0.08)	$0.11

Weighted average shares outstanding:
Basic	16,741,990	16,740,100	17,789,931

Diluted	17,091,623	16,740,100	18,635,798

Supplemental Information:
Non-GAAP net income attributable to CAM	$2,325	$1,622	$3,911

Non-GAAP diluted earnings per share	$0.14	$0.09	$0.21

Calamos Asset Management, Inc.

Assets Under Management (excluding Assets Under Advisement)

(in millions)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Open-end Funds
Beginning Assets Under Management	$11,598	$12,172	$14,334
Sales	574	669	575
Redemptions	(1,062)	(1,035)	(1,148)
Market appreciation (depreciation)	111	(208)	102

Ending Assets Under Management	11,221	11,598	13,863

Average Assets Under Management	11,433	11,421	14,253

Closed-end Funds
Beginning Assets Under Management	6,032	6,346	6,758
Sales	—	—	262
Redemptions	—	(166)	—
Market appreciation (depreciation)	30	(148)	(43)

Ending Assets Under Management	6,062	6,032	6,977

Average Assets Under Management	6,055	5,952	7,027

Institutional Accounts
Beginning Assets Under Management	2,279	2,309	2,406
Sales	3	178	302
Redemptions	(553)	(106)	(146)
Market appreciation (depreciation)	—	(102)	21

Ending Assets Under Management	1,729	2,279	2,583

Average Assets Under Management	2,014	2,194	2,491

Managed Accounts
Beginning Assets Under Management	1,111	1,081	978
Sales	68	73	65
Redemptions	(42)	(39)	(32)
Market appreciation (depreciation)	—	(4)	(2)

Ending Assets Under Management	1,137	1,111	1,009

Average Assets Under Management	1,120	1,065	992

Total Assets Under Management
Beginning Assets Under Management	21,020	21,908	24,476
Sales	645	920	1,204
Redemptions	(1,657)	(1,346)	(1,326)
Market appreciation (depreciation)	141	(462)	78

Ending Assets Under Management	$20,149	$21,020	$24,432

Average Assets Under Management	$20,622	$20,632	$24,763

Ending Assets Under Management by Strategy
U.S. Equity	$6,314	$6,874	$8,081
Global Equity	2,091	2,217	2,962
Convertible	1,572	1,869	2,118
Fixed Income	212	225	232
Alternative	3,898	3,803	4,062
Multi-Strategy (Closed-end Funds)	6,062	6,032	6,977

Ending Assets Under Management	$20,149	$21,020	$24,432

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP and Diluted Earnings per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Net income (loss) attributable to CAM (GAAP)	$224	($1,322)	$2,033
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Non-operating (income) loss, net of taxes	122	965	(101)

Non-GAAP net income attributable to CAM	$2,325	$1,622	$3,911

Diluted - Weighted average shares outstanding	17,091,623	16,740,100	18,635,798

Diluted earnings (loss) per share (GAAP)	$0.01	($0.08)	$0.11
Non-GAAP diluted earnings per share	$0.14	$0.09	$0.21

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing our business.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election); and

(ii) non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in current and future income taxes owed by the company, to the extent a payable exists. To the extent that the deferred tax asset exceeds net income, a federal net operating loss carryforward is created. This cash savings and any resulting net operating loss carryforward accrue solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Consolidated Funds and Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Interest income	$69	$67	$45
Interest expense	(764)	(764)	(766)

Net interest expense	(695)	(697)	(721)
Investment income (loss)[4]	2,372	(13,709)	540
Miscellaneous other income (loss)	(49)	86	152

Investment and other income (loss)	2,323	(13,623)	692

Non-operating income (loss) (GAAP)	1,628	(14,320)	(29)

Net (income) loss attributable to redeemable non-controlling interest in consolidated funds and partnership investments	(2,858)	7,078	494

Non-GAAP non-operating income (loss), net of redeemable non-controlling interest in consolidated funds and partnership investments	($1,230)	($7,242)	$465

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Returns reflected in earnings
Investment income (loss)[4]	$2,372	($13,709)	$540
Net (income) loss attributable to redeemable non-controlling interest in consolidated funds and partnership investments	(2,858)	7,078	494

Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	2,076	(577)	1,382

Total corporate investment portfolio returns	$1,590	($7,208)	$2,416

Average corporate portfolio	$260,190	$288,795	$313,983
Total corporate investment portfolio returns	0.6%	-2.5%	0.8%

[4]	Investment income (loss) includes other-than-temporary impairment charges of $68,000, $251,000 and $811,000 for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively.

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Income tax provision	$161	$758	$1,275
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(19)	(16)	(17)

Income tax provision benefit attributable to CAM	142	742	1,258

Net income (loss) attributable to CAM	224	(1,322)	2,033

Income (loss) before taxes attributable to CAM	$366	($580)	$3,291

CAM’s effective income tax rate[5]	38.8%	n/m	38.2%

Source: Calamos Asset Management, Inc.

# # #

[5]	n/m= Not meaningful.

The income tax provision for the three months ended March 31, 2016 includes $964,000 of expense related to expired employee stock options and an allowance for employee stock options expected to expire in future periods. Excluding these items, CAM’s effective tax rate would be 38.3% for the three months ended March 31, 2016.